Randall N. Drake, C.P.A., P.A.

Accounting, Tax, Auditing & Consulting

1981 Promenade Way

Clearwater, Florida  33760

(727) 842-4850

November 13, 2009

U.S. Securities and Exchange Commission

100 F Street Northeast

Washington, D.C. 20549

Gentlemen:

This is to confirm that we agree with the comments made on Item 4.02, "Non-reliance on previously issued financial statements or a related audit report or completed interim review," Form 8-K, filed by Vision Industries Corp. File # 333-146209.

Yours very truly,

/s/ Randall N. Drake, CPA, PA

Randall N. Drake CPA. PA

Certified Public Accountants

Clearwater, Florida